Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-204933 on Form N-2 of our report dated March 14, 2016, relating to the consolidated financial statements of TriplePoint Venture Growth BDC Corp. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Selected Financial and Other Data” and “Experts” in such Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-204933 on Form N-2 of our report dated May 27 2016, relating to the financial information set forth under the heading “Senior Securities” in such Prospectus and to the reference to us under the heading “Senior Securities” in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

August 3, 2016